Exhibit 99.1

KEYSPAN                                                                 NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:    Investors                                      Media Relations
             George Laskaris                                  718.403.2503
             718.403.2526


              KeySpan Announces Increased Earnings Results for 2006
              -----------------------------------------------------
         National Grid and KeySpan Transaction Continues to Move Forward
                Company Raised Annual Dividend to $1.90 per Share

Brooklyn, New York, February 22, 2007 - KeySpan Corporation (NYSE: KSE) announced consolidated earnings of $434.2 million or $2.48 per share for 2006, compared to $388.0 million or $2.28 per share for 2005, a 9% increase in earnings per share. These results reflect strong operational performance in the face of a very warm winter and very cool summer as well as the addition of new generation capacity in the New York City market. In addition, the 2006 results include lower interest and tax expense as well as incremental merger costs of $27.1 million, primarily reflecting investment banking and other related fees.

For the quarter ending December 31, 2006, consolidated earnings were $126.5 million or $0.72 per share, as compared to $114.8 million or $0.66 per share for the same period last year, a 9% increase in earnings per share. These results were driven by lower operating expenses in the gas business, as well as lower consolidated tax expense.

"I am very pleased with the results we were able to achieve in 2006", said Mr. Catell, Chairman and CEO. "Despite the extremely warm winter weather experienced in both our heating seasons, the Company met its goal of achieving $50 million in new gross profit margin in our gas business, again reinforcing the strength of our marketing program and demonstrating the organic growth potential in our service territories. Our electric business, although impacted by increased competition in the New York City market, performed exceptionally well with summer plant availability in excess of 95%. In addition, we continued to maintain our strong financial position with increased cash flows and a debt to total capitalization ratio of approximately 50%."

The previously announced acquisition of KeySpan by National Grid continues to move forward. National Grid and KeySpan have received all the necessary approvals, except for the New York State Public Service Commission and the New Hampshire Public Utilities Commission. Procedural schedules have been set in both states and the regulatory proceedings are well underway on the merger and rate plans.

"I am very happy with the approval progress made during 2006 for our transaction with National Grid," said Mr. Catell. "We are working very diligently with the New York and New Hampshire state regulatory commissions to receive approval for this transaction. The integration teams from both companies continue to work well together and have made significant progress in developing organizational structures which will complement the strategies of the combined entity. The selection of the senior management team is well underway. We look forward to completing the transaction with National Grid by the middle of this year."

It should be noted the 2005 results include a loss of $1.8 million or $0.01 per share from discontinued operations, representing the sale of the mechanical contracting companies in the first half of 2005, and the non-cash charge of $6.6 million or $0.04 per share due to the change in accounting principle from the implementation of FIN 47 (Accounting for Conditional Asset Obligations).

Segment Highlights
Results in 2006 and 2005 are reported on an Operating Income basis as follows:

-------------------------------------------------------------- ------------ ------------- ------------ ------------
                                                                    4th           4th        YTD 2006     YTD 2005
           Operating Income / (Loss) [$ millions]                 Quarter       Quarter
           --------------------------------------                   2006          2005
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                     203.5         188.9        568.6        565.7
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                     21.2          76.0        293.0        342.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Investments                                                     4.1           4.0         15.5         20.6
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services                                                        0.8           4.0          5.3        (2.7)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                             229.6         272.9        882.4        925.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                (34.4)         (9.8)       (54.9)       (18.1)
                                                                     ------         -----       ------       ------
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               195.2         263.1        827.5        907.8
-------------------------------------------------------------- ------------ ------------- ------------ ------------

2006 Weather
Operating income results for 2006 were heavily impacted by the very unusual winter and summer weather we incurred. In terms of heating degree days, the first and fourth quarter heating seasons were 15% and 20% warmer than the same periods last year, respectively, while summer weather was 25% cooler than that experienced in the prior year.

Key Operating Income Drivers by Segment

o The Gas Distribution segment with 2.6 million customers serves New York City, Long Island and New England, and reported operating income for 2006 of $568.6 million, an increase of $2.9 million compared to last year. This increase was realized in spite of the extremely warm weather noted above and lower customer usage due to the high gas price environment. These items reduced net revenues by $51.7 million compared to 2005. This decrease was offset by lower operating expenses of $54.7 million, primarily due to a decrease in uncollectibles. It should be noted that these results include $57 million from the weather normalization adjustments and $9.1 million from weather hedges put in place. The Company continued to add new customers as it completed 48,000 gas installations during 2006.

o The Electric Services segment owns and operates 6,650MW of generation in the New York City and Long Island "load pockets", while also managing the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income of $293 million for 2006, a decrease of $49.3 million, compared to 2005. These results were heavily impacted by the addition of 1000MW of new generation in the New York City market, resulting in a decrease in capacity revenues of $80.5 million compared to last year. In addition, net energy revenues decreased by $29.8 million compared to last year, due to a combination of the cool summer weather noted earlier and the additional generation capacity. In terms of our LIPA contracts, operating income improved by $11 million primarily due to an increase in off system sales and a reduction in plant overhaul expenses. In addition, a $46.5 million gain on the financial capacity swap was recorded. As reported in previous quarters, KeySpan entered into a financial capacity transaction with Morgan Stanley for a three year period starting May 1, 2006, which settles on a monthly basis.

o The Energy Investments segment reported operating income of $15.5 million for 2006, compared to $20.6 million for 2005. This segment includes the Company's complementary assets in natural gas pipelines, storage and other energy related investments as well as production and development investments. These results primarily reflect lower earnings from the Iroquois gas pipeline system and from our LNG trucking operations. It should be noted 2005 results included the earnings from the Premier Pipeline Company of Northern Ireland which was sold in 2005.

o The Energy Services segment achieved an operating profit of $5.3 million compared to a loss of $2.7 million last year. This improved performance reflects higher profits and operating margins in our engineering and services businesses as well as in the Company's fiber optic operations. This segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas.

Financial Update
During 2006, the Company maintained its strong financial position. Despite a rising interest rate environment, the Company was able to reduce interest expenses by $13.2 million to $256.1 million compared to the same period last year. Resolution of a New York City tax case related to the Ravenswood generating facility resulted in half of this savings with the remaining coming from improved capital performance. This is based on the Company's reduction of outstanding debt the past several years as well as the refinancing of debt to lock in favorable interest rates.

At year end, the debt to capitalization ratio decreased to 49.9% from 50.7% at the end of 2005 on a GAAP basis, reinforcing KeySpan's "A" quality credit rating.

In addition, cash flow from operations increased $655.3 million compared to last year due to favorable working capital requirements, which benefited from improved collections and lower priced gas in storage, and from lower tax payments.

Two issues were resolved with the IRS regarding tax returns from 1996 to 1999 for predecessor companies. As a result of this settlement and the settlement with New York City, KeySpan realized a tax benefit of $51.6 million.

During the fourth quarter, KeySpan's New York and Long Island gas distribution utilities issued $500 million in senior unsecured notes in a private placement at a rate of 5.6% with a maturity date of 2016. The proceeds were used to replace current short term borrowings and for general working capital purposes.

The Company declared an increased quarterly common stock dividend of $0.475 per share, payable February 1, 2007, to shareholders of record as of January 12, 2007. This is the Company's third year of a dividend increase, as well as the 35th consecutive quarter of paying a dividend, building upon its long-standing commitment of dividend payments to its shareholders. The new annual dividend rate of $1.90 per share provides a yield of approximately 4.6%.

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2006 Year End Earnings Conference Call on:

Thursday, February 22, 2007, at  9:30 AM (EST)
Live Dial-in:  (800) 500-0311
International Dial-in: (719) 457-2698

Replay will begin two hours after completion of the call until 3/1/06
Replay Number: (888) 203-1112
International Replay Number: (719) 457-0820
Access Code: 2246531
The replay will begin two hours after the call.
Audio webcast available at http://investor.keyspanenergy.com
--------------------------------------------------------------------------------

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,600 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstances that could give rise to the termination of the major agreement with National Grid plc or the failure of the merger to close for any reason; general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Statement of Income

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Three Months Ended                    12-Months Ended
                                                                             December 31,                        December 31,
(In Millions of Dollars, Except Per Share Amounts)                    2006                 2005              2006             2005
-----------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                             $ 1,413.8            $ 1,914.0       $ 5,062.6         $ 5,390.1
     Electric Services                                                446.0                553.9         1,880.6           2,042.7
     Energy Services                                                   55.6                 57.1           203.4             191.2
     Energy Investments                                                 8.8                 10.9            35.0              38.0
                                                          -------------------------------------------------------------------------
Total Revenues                                                      1,924.2              2,535.9         7,181.6           7,662.0
                                                          -------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                         918.8              1,391.2         3,331.5           3,597.3
     Fuel and purchased power                                         130.4                205.3           548.6             752.1
     Operations and maintenance                                       480.6                474.7         1,680.0           1,617.9
     Depreciation, depletion and amortization                         101.8                100.7           397.5             396.5
     Operating taxes                                                  101.1                104.0           411.2             407.1
                                                          -------------------------------------------------------------------------
Total Operating Expenses                                            1,732.7              2,275.9         6,368.8           6,770.9
                                                          -------------------------------------------------------------------------
Gain on sale of property                                                0.1                  0.5             1.6               1.6
Income from equity investments                                          3.6                  2.6            13.1              15.1
                                                          -------------------------------------------------------------------------
Operating Income                                                      195.2                263.1           827.5             907.8
                                                          -------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                                 (63.4)               (69.2)         (256.1)           (269.3)
     Sale of subsidiary stock                                             -                    -               -               4.1
     Cost of debt redemption                                              -                    -               -             (20.9)
     Minority interest                                                 (0.2)                (0.2)           (0.8)             (0.4)
     Other                                                             12.9                  7.0            39.1              16.6
                                                          -------------------------------------------------------------------------
Total Other Income and (Deductions)                                   (50.7)               (62.4)         (217.8)           (269.9)
                                                          -------------------------------------------------------------------------
Income Taxes
     Current                                                          (46.3)                86.6            57.9             206.6
     Deferred                                                          64.3                 (7.3)          117.6              32.7
                                                          -------------------------------------------------------------------------
Total Income Taxes                                                     18.0                 79.3           175.5             239.3
                                                          -------------------------------------------------------------------------
Earnings from Continuing Operations                                   126.5                121.4           434.2             398.6
                                                          -------------------------------------------------------------------------
Discontinued Operations
    Income (loss) from operations, net of tax                             -                    -               -              (4.1)
    Gain (loss) on disposal, net of tax                                   -                    -               -               2.3
                                                          -------------------------------------------------------------------------
    Loss from Discontinued Operations                                     -                    -               -              (1.8)
                                                          -------------------------------------------------------------------------
Cumulative Change in Accounting Principles, net of tax                    -                 (6.6)              -              (6.6)
                                                          -------------------------------------------------------------------------
Net Income                                                            126.5                114.8           434.2             390.2
Preferred stock dividend requirements                                     -                    -               -               2.2
                                                          -------------------------------------------------------------------------
Earnings for Common Stock                                         $   126.5            $   114.8       $   434.2         $   388.0
                                                          =========================================================================
Basic Earnings Per Share
  Continuing Operations, less preferred stock dividends           $    0.72            $    0.70       $    2.48         $    2.33
  Discontinued Operations                                                 -                    -               -             (0.01)
  Cumulative Change in Accounting Principles                              -                (0.04)              -             (0.04)
                                                          -------------------------------------------------------------------------
Basic Earnings Per Share                                          $    0.72            $    0.66       $    2.48         $    2.28
                                                          =========================================================================
Diluted Earnings Per Share
  Continuing Operations, less preferred stock dividends           $    0.71            $    0.69       $    2.46         $    2.32
  Discontinued Operations                                                 -                    -               -             (0.01)
  Cumulative Change in Accounting Principles                              -                (0.04)              -             (0.04)
                                                          -------------------------------------------------------------------------
Diluted Earnings Per Share                                        $    0.71            $    0.65       $    2.46         $    2.27
                                                          =========================================================================
Average Common Shares Outstanding (000)                             175,352              174,365         175,040           169,940
Average Common Shares Outstanding - Diluted (000)                   176,615              174,998         176,151           170,801
-----------------------------------------------------------------------------------------------------------------------------------

                               Segment Information
                      Twelve Months Ended December 31, 2006
                            (In Millions of Dollars)



                                                                                               Total
                                               Gas        Electric    Energy       Energy    Operating    Reconcili-       Total
                                           Distribution   Services   Investments   Services   Segments     ations      Consolidation
                                          ------------------------------------------------------------------------------------------
 Unaffiliated Revenues                        5,062.6     1,880.6       35.0         203.4      7,181.6          -          7,181.6
 Intersegment Revenues                              -           -        5.3           9.6         14.9      (14.9)               -
                                          ------------------------------------------------------------------------------------------
                                              5,062.6     1,880.6       40.3         213.0      7,196.5      (14.9)         7,181.6
                                          ------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                3,336.6         0.2          -             -      3,336.8       (5.3)         3,331.5

 Purchased Fuel                                     -       548.2        0.4             -        548.6          -            548.6

 Operations and Maintenance                     681.5       750.7       26.3         197.6      1,656.1       23.9          1,680.0

 Depreciation, Depletion & Amortization         266.7       102.2        7.3           8.3        384.5       13.0            397.5

 Operating Taxes                                209.2       186.8        4.2           1.8        402.0        9.2            411.2

                                          ------------------------------------------------------------------------------------------
 Total  Operating Expenses                    4,494.0     1,588.1        38.2        207.7      6,328.0       40.8          6,368.8
                                          ------------------------------------------------------------------------------------------

 Income From Equity Investments                     -           -        13.1            -         13.1          -             13.1

 Gain (Loss) on Sale of Assets                      -         0.5         0.3            -          0.8        0.8              1.6

                                          ------------------------------------------------------------------------------------------
 Operating Income                               568.6       293.0        15.5          5.3        882.4      (54.9)           827.5
                                          ==========================================================================================


                               Segment Information
                      Twelve Months Ended December 31, 2005
                            (In Millions of Dollars)


                                                                                                Total
                                               Gas        Electric     Energy       Energy    Operating   Reconcili-       Total
                                          Distribution    Services   Investments   Services    Segments     ations     Consolidation
                                         -------------------------------------------------------------------------------------------
 Unaffiliated Revenues                        5,390.1      2,042.7        38.0       191.2     7,662.0          -          7,662.0
 Intersegment Revenues                              -          4.6         5.0        10.8        20.4      (20.4)               -
                                         -------------------------------------------------------------------------------------------
                                              5,390.1      2,047.3        43.0       202.0     7,682.4      (20.4)         7,662.0
                                         -------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                                3,607.0         (0.2)          -           -     3,606.8       (9.5)         3,597.3

 Purchased Fuel                                     -        751.6         0.5           -       752.1           -           752.1

 Operations and Maintenance                     727.0        684.5        26.5       195.6     1,633.6       (15.7)        1,617.9

 Depreciation, Depletion & Amortization         277.0         91.7         6.8         7.6       383.1        13.4           396.5

 Operating Taxes                                213.5        178.6         3.8         1.5       397.4         9.7           407.1

                                         -------------------------------------------------------------------------------------------
 Total  Operating Expenses                    4,824.5       1,706.2       37.6       204.7     6,773.0        (2.1)        6,770.9
                                         -------------------------------------------------------------------------------------------

 Income From Equity Investments                     -            -        15.1           -        15.1           -            15.1

 Gain (Loss) on Sale of Property                  0.1          1.2         0.1           -         1.4         0.2             1.6

                                         -------------------------------------------------------------------------------------------
 Operating Income                               565.7        342.3        20.6        (2.7)      925.9       (18.1)          907.8
                                         ===========================================================================================

                               Segment Information
                      Three Months Ended December 31, 2006
                            (In Millions of Dollars)


                                                                                            Total
                                    Gas          Electric        Energy       Energy       Operating      Reconcili-       Total
                               Distribution      Services     Investments     Services      Segments       ations      Consolidation
                               -----------------------------------------------------------------------------------------------------
 Unaffiliated Revenues             1,413.8          446.0           8.8           55.6         1,924.2           -          1,924.2
 Intersegment Revenues                   -              -           1.3            2.0             3.3        (3.3)               -
                               -----------------------------------------------------------------------------------------------------
                                   1,413.8          446.0          10.1           57.6         1,927.5        (3.3)         1,924.2
                               -----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                       920.1              -             -              -           920.1        (1.3)           918.8

 Purchased Fuel                          -          130.3           0.1              -           130.4           -            130.4

 Operations and Maintenance          169.1          223.5           6.8           54.2           453.6        27.0            480.6

 Depreciation, Depletion &
  Amortization                        69.4           25.1           2.0            2.1            98.6         3.2            101.8

 Operating Taxes                      51.7           45.9           0.8            0.5            98.9         2.2            101.1

                               -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses         1,210.3          424.8           9.7           56.8         1,701.6        31.1          1,732.7
                               -----------------------------------------------------------------------------------------------------

 Income From Equity Investments          -              -           3.6              -             3.6           -              3.6

 Gain (Loss) on Sale of Assets           -              -           0.1              -             0.1           -              0.1

                               -----------------------------------------------------------------------------------------------------
 Operating Income                    203.5           21.2           4.1            0.8           229.6       (34.4)           195.2
                               =====================================================================================================

                               Segment Information
                      Three Months Ended December 31, 2005
                            (In Millions of Dollars)


                                                                                               Total
                                              Gas        Electric       Energy      Energy    Operating   Reconcili-       Total
                                          Distribution   Services     Investments   Services  Segments      ations     Consolidation
                                         -------------------------------------------------------------------------------------------
 Unaffiliated Revenues                       1,914.0        553.9          10.9       57.1     2,535.9           -          2,535.9
 Intersegment Revenues                             -            -           1.3        3.0         4.3        (4.3)               -
                                         -------------------------------------------------------------------------------------------
                                             1,914.0        553.9          12.2       60.1     2,540.2        (4.3)         2,535.9
                                         -------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                               1,392.2          0.3             -          -     1,392.5        (1.3)         1,391.2

 Purchased Fuel                                    -        205.2           0.1          -       205.3           -            205.3

 Operations and Maintenance                    207.3        203.7           7.9       53.8       472.7         2.0            474.7

 Depreciation, Depletion & Amortization         69.6         24.1           1.9        1.9        97.5         3.2            100.7

 Operating Taxes                                56.1         44.7           0.9        0.4       102.1         1.9            104.0

                                         -------------------------------------------------------------------------------------------
 Total  Operating Expenses                   1,725.2        478.0          10.8       56.1     2,270.1         5.8          2,275.9
                                         -------------------------------------------------------------------------------------------

 Income From Equity Investments                    -            -           2.6          -         2.6           -              2.6

 Gain (Loss) on Sale of Property                 0.1          0.1             -          -         0.2         0.3              0.5

                                         -------------------------------------------------------------------------------------------
 Operating Income                              188.9         76.0           4.0        4.0       272.9        (9.8)           263.1
                                         ===========================================================================================